Exhibit 10.16.30
AMENDMENT TO FORMS OF 2023 AND 2024 LONG-TERM PERFORMANCE PLAN GRANT DOCUMENTS FOR MAUREEN DUFFY, MELANIE M. KENNEDY AND STACY A. MITCHELL

Effective December 6, 2024, Section 15 of the grant documents for the 2023 and 2024 Restricted Stock Unit Grants has been amended for each of the above-referenced executive officers of American Water Works Company, Inc., as follows:
15.    Withholding. The Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the grant, vesting and redemption of the Restricted Stock Units and payment of dividend equivalents. Any tax withholding obligation of the Employer with respect to the redemption of the Restricted Stock Units may~~, at the Committee’s discretion,~~ be satisfied by having shares of Company Stock withheld for federal (including FICA), state, local and other tax liabilities, up to an amount that does not exceed the maximum rate permitted by U.S. generally accepted accounting principles ~~minimum applicable withholding tax rate for federal (including FICA), state, local and other tax liabilities~~.

Effective December 6, 2024, Section 16 of the 2023 Performance Stock Unit Grant Forms A1 and B1, and the 2024 Performance Stock Unit Grant Forms A1, B1 and C1, has been amended for each of the above-referenced executive officers of American Water Works Company, Inc. as follows:
16.    Withholding. The Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the grant, vesting and distribution of the Performance Units and payment of dividend equivalents. Any tax withholding obligation of the Employer with respect to the distribution of shares of Company Stock pursuant to the Performance Units that are earned by the Participant under this Grant may~~, at the Committee’s discretion,~~ be satisfied by having shares of Company Stock withheld ~~up to an amount that does not exceed the minimum applicable withholding tax rate~~ for federal (including FICA), state, local and other tax liabilities, up to an amount that does not exceed the maximum rate permitted by U.S. generally accepted accounting principles.